EXHIBIT 3.1

CERTIFICATE OF AMENDMENT TO
RESTATED ARTICLES OF INCORPORATION
Of
SERVICE CORPORATION INTERNATIONAL

Pursuant to the provisions of the Texas Business Organizations Code (the “TBOC”), Service Corporation International, a Texas corporation (the “Corporation”), desires to amend its Restated Articles of Incorporation dated August 26, 1996, and, for that purpose, hereby adopts this Certificate of Amendment to the Restated Articles of Incorporation (this “Certificate of Amendment”) of the Corporation. The undersigned certifies to the following:
FIRST: The name of the Corporation is Service Corporation International.
SECOND: The Corporation is a for-profit Corporation.
THIRD: The Corporation was formed on July 6, 1962. The file number issued to the Corporation by the Secretary of State of the State of Texas is 0018531200.
FOURTH: The following identified provisions are amended as follows:

1.	The first sentence of Article Eight is amended to read as follows:

“The affirmative vote of the holders of two-thirds of the outstanding shares of the capital stock of the corporation entitled to vote shall be required (1) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation and (2) to authorize any sale, lease or exchange to or with the corporation (in exchange for its securities in a transaction for which stockholder approval is required by law or any agreement between the corporation and any national securities exchange) of any assets of, any other corporation, person or other entity, if (as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon) such other corporation, person or entity referred to in clause (1) or clause (2), above, is the beneficial owner, directly or indirectly, of more than 10% of any class of capital stock of the corporation.”

2.	Article Eleven is amended and restated to read as follows:

“Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment is contained in the notice of the meeting.”

3.	Article Twelve, Section 1(b) is amended and restated to read as follows:
“Except as may otherwise be provided pursuant to the provisions established by the Board of Directors with respect to any series of Preferred Stock pursuant to Article Four hereof, at each Annual Meeting of Shareholders, all directors shall be elected to hold office for a term expiring at the next succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified; provided, that any director elected for a longer term before the 2019 Annual Meeting of Shareholders shall hold office for the entire term for which he or she was originally elected and until his or her successor has been elected and qualified.”

4.	Article Twelve, Section 1(d) is deleted in its entirety.

5.	Article Twelve, Section 1(e) is amended and restated to read as follows:
“Amendment or Repeal. Except as set forth below, any provision of the Restated Articles of Incorporation of the corporation may be amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon at a meeting called for that purpose.

Notwithstanding the provisions of the preceding paragraph, the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the corporation entitled to vote thereon at a meeting called for that purpose shall be required to amend or repeal, or to adopt any provision inconsistent with Article Eight of the Restated Articles of Incorporation of the corporation.”
FIFTH: Each new amendment contained in this Certificate of Amendment has been made in accordance with the provisions of the TBOC. The amendments to the Articles of Incorporation have been approved in the manner required by the TBOC and by the governing documents of the Corporation.
SIXTH: This document shall become effective when filed with the Secretary of State of the State of Texas.
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument, effective as of May 23, 2018.

SERVICE CORPORATION INTERNATIONAL

By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President General Counsel and Secretary

RESTATED ARTICLES OF INCORPORATION

OF

SERVICE CORPORATION INTERNATIONAL

ARTICLE ONE

The name of the corporation is SERVICE CORPORATION INTERNATIONAL.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purposes for which the corporation is organized are:

To own, operate, or manage funeral homes, mortuaries, undertaking establishments, and related facilities, and generally to engage in every aspect of the funeral service business.

To conduct the business of funeral director, undertaker and embalmer.

To engage in the manufacturing business.

To buy and sell goods, wares, and merchandise.

To own, operate or manage mercantile establishments.

To manage, supervise and operate for others all types of business and commercial enterprises.

To act as broker, forwarder or agent.

To engage in the general contracting business.

To own, construct, erect, maintain, repair, lease, rent, manage and operate hotels, motels, apartment houses, buildings, warehouses and other structures.

To lease, sell, subdivide and develop real estate, subject however, to the limitations imposed by part Four of the Texas Miscellaneous Corporation Act.

To purchase, sell, store, rent, operate, repair and otherwise deal in motor vehicles, aircraft and watercraft and all accessories of or pertaining thereto.

In general, to carry out any other business in connection with the foregoing, to engage in any other commercial, industrial, manufacturing and agricultural enterprise calculated or designed to be profitable to the corporation, and to have and exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act and to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do.

ARTICLE FOUR

The aggregate number of shares of stock of all classes which the corporation shall have authority to issue is 501,000,000 shares, consisting of 1,000,000 shares of preferred stock of the par value of One Dollar ($1.00) each (hereinafter sometimes called “Preferred Stock”), and 500,000,000 shares of common stock of the par value of One Dollar ($1.00) each (hereinafter sometimes called “Common Stock”).

The preferences, limitations and relative rights in respect of the shares of each class of stock are as follows:

1.Preferred Stock, $1 Par. The number of shares constituting the Preferred Stock ($1 par) is one million (1,000,000) of the par value of One Dollar ($1.00) each. The preferences, limitations and relative rights of the Preferred Stock ($1 par) are as follows:

(a)Series. The Preferred Stock ($1 par) may be divided into such amounts and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences among each series of Preferred Stock ($1 par) shall be such as are provided herein as shall be stated in any Resolution or Resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock ($1 par), any such Resolution or Resolutions being herein called “a Directors’ Resolution.” The Board of Directors is hereby authorized to fix and determine such variations and the relative rights and preferences as between series as shall be stated in a Directors’ Resolution, and such authority in the Board of Directors shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

(1)The designation of such series,

(2)The number of shares constituting such series,

(3)The rate of dividend,

(4)The price at and the terms and conditions on which shares of such series may be redeemed,

(5)The amount payable upon shares of such series in the event of involuntary liquidation,

(6)The amount payable upon shares of each series in the event of voluntary liquidation,

(7)Sinking Fund provisions for the redemption or purchase of such series,

(8)The terms and conditions on which shares of such series may be converted, if such shares are issued with privilege of conversation, and

(9)Any special rights of the shares of such series.

(b)Dividends. The Preferred Stock ($1 par) of each series shall be entitled to receive dividends, when and as declared by the Board of Directors, at the rate and on such other terms and conditions as may be fixed for such series, in preference to dividends on the Common Stock or on other shares of capital stock of the corporation ranking junior to the Preferred Stock ($1 par) as to dividends (herein called “Junior Stock”).

(c)Dividend Preference. Subject to such further conditions or restrictions as may be imposed in any Directors’ Resolution, so long as any shares of Preferred Stock ($1 par) are outstanding, the corporation shall not declare or pay any dividend, in cash or stock or otherwise (other than dividends payable in shares of Junior

Stock), on any shares of Junior Stock or make any distribution upon or purchase or redeem or otherwise acquire for valuable consideration any shares of Junior Stock (1) unless all dividends for Preferred Stock ($1 par) for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment and be in the process of payment, and the full dividend thereon for the current dividend period shall have been paid or declared, and (2) unless, as to each series of the Preferred Stock ($1 par) for which a sinking fund shall have been provided, the corporation shall have retired the number of shares of Preferred Stock ($1 par) of such series required to have been retired for the sinking fund or otherwise shall have met the obligations of said sinking fund.

(d)Redemption. Subject to such further conditions or restrictions as may be imposed in any Directors’ Resolution, the shares of any series of Preferred Stock ($1 par) shall be subject to redemption in whole or in part at the applicable redemption price as provided for such series on the terms and conditions and upon notice as hereinafter provided.

Notice of any such redemption shall be given to each holder of shares being called, either personally or by mail, not less than twenty (20) nor more than fifty (50) days before date fixed for redemption. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the address as it appears on the stock transfer book of the corporation, with postage thereon prepaid.

If less than all outstanding shares of the series are to be redeemed, the shares to be redeemed shall be selected for redemption ratably or by lot in such manner as may be prescribed by resolution of the Board of Directors. The notice of redemption shall set forth the designation of the series of which the shares to be redeemed constitute a part, the date fixed for redemption, the redemption price, the place at which the shareholders may obtain payment of the redemption price upon the surrender of their respective share certificates and shall include a statement with respect to the existence of any right of conversion with respect to the shares to be redeemed and the period within which such right may be exercised.

The corporation may, on or prior to the date fixed for redemption of any shares of Preferred Stock ($1 par), deposit with any bank or trust company in Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for this corporation, as a trust fund, a sum sufficient to redeem shares called for redemption with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of the shares as evidenced by a list of holders certified by the corporation by its president or vice president or by its secretary or an assistant secretary, the redemptive price upon the surrender of their respective share certificates. Thereafter, from and after the date fixed for redemption, such shares shall be redeemed and dividends thereon shall cease to accrue after such date fixed for redemption. Such deposit shall be deemed to constitute full payment of such shares to their holders. Thereafter, such shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemptive price of such shares without interest, upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist. In case the holders of such shares shall not, within six years, after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to the corporation the balance of such amounts so deposited to be held in trust in such bank or trust company and such trust company thereupon shall be relieved of all responsibility to the holders thereof.

Any shares of Preferred Stock ($1 par) which are redeemed or purchased by the corporation and cancelled shall be restored to the status of authorized but unissued shares and may be reissued as shares of another series.

(e)Voting. The holders of the Preferred Stock ($1 par) together with the holders of the Common Stock all voting as one class, shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation. In the exercise of its voting power, the Preferred Stock ($1 par) shall be entitled to one vote for each share held.

(f)Special Directors. Whenever, at any time or times, dividends payable on any series of Preferred Stock ($1 par) shall be in arrears in an aggregate amount equivalent as to such series to six (6) full dividends, there shall be vested in the holders of shares of all outstanding Preferred Stock ($1 par), voting as one class and with one vote for each share, the right to elect two directors of the corporation. Such right of the holders of Preferred Stock ($1 par), to vote for the election of two directors may be exercised at any annual meeting or at any special meeting called for such purpose, or at any adjournment thereof until all arrearages and dividends on the outstanding shares of Preferred Stock ($1 par) shall have been paid in full or declared and funds sufficient for the payment thereof deposited in trust and when so paid or provided for, then all rights of the holders of Preferred Stock ($1 par) under this subdivision (f) of this paragraph 2 shall cease. So long as such right to vote continues, the Secretary of the corporation may call, and upon written request of the holders of record of ten percent (10%) or more of the outstanding Preferred Stock ($1 par), addressed to him at the principal office of the corporation, shall call a special meeting of the holders of Preferred Stock ($1 par) for the election of such two directors as provided herein Such meeting shall be held within fifty (50) days after delivery of such request to such Secretary, at the place and upon the notice provided by law and in the By-laws of the corporation for the holding of meetings of its shareholders. If at any such meeting or any adjournment thereof the holders of at least a majority of the then outstanding shares of Preferred Stock ($1 par) then entitled to vote in such election shall be present or represented by proxy, then, by vote of the holders of at least the majority of all such shares of Preferred Stock ($1 par) present or represented in such meeting, the then authorized number of directors of the corporation shall be increased by two and the holders of such shares of Preferred Stock ($1 par) shall be entitled to elect such two additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify; provided, however, that whenever all arrearages and dividends on all outstanding shares of Preferred Stock ($1 par) shall have been paid or declared and funds sufficient for the payment thereof deposited in trust, the term of the office of the persons so elected as directors shall forthwith terminate, and the number of the whole Board of Directors in the corporation shall be reduced accordingly. In case of any vacancy occurring among the directors so elected the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If both directors so elected by the holders of the Preferred Stock ($1 par) shall cease to serve as directors before their term shall expire, the holders of Preferred Stock ($1 par) then outstanding may, at a special meeting of such holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. In any vote under this subdivision (f), each share of Preferred Stock ($1 par) shall be entitled to vote.
(g)    Approval of Changes. The corporation shall not, without the approval (by vote at a meeting or by consent in writing) of the holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock ($1 par) and subject to the provisions of ARTICLE EIGHT hereof:
(1)    amend or repeal any provision of, or add any provision to the Articles of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of the Preferred Stock ($1 par); or

(2)    Authorize or create shares of any class of stock having any preference or priority as to dividends, assets, or other characteristics superior to the Preferred Stock ($1 par), or authorize or create shares of stock of any class or any bonds, indentures, notes or other obligations convertible into or exchangeable for or having option or rights to purchase, any shares of stock having any such preference or priority; or

(3)    Reclassify any Junior Stock into Preferred Stock ($1 par) or into shares having any preference or priority as to dividends, assets or any other characteristics superior to the Preferred Stock ($1 par), or

(4)    Increase the aggregate number of authorized shares of Preferred Stock ($1 par) or create a new class of shares having rights and preferences equal to the shares of Preferred Stock ($1 par).

(h)    Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the corporation, the Preferred Stock ($1 par) of each series shall be entitled to payment of such amount or amounts in preference to any payment on Junior Stock, as shall be provided in the Directors’ Resolution providing for the issuance of such shares. In any such event if the assets available for distribution shall be insufficient to permit payment of the full preferential amount to all holders of Preferred Stock ($1 par), then distribution shall be made ratably among such holders according to the amount due to each.

(i)
Disposition. The Preferred Stock ($1 par) may be issued or sold to such persons and for such consideration as may be determined from time to time by the Board of Directors and, whether or not convertible into Common Stock, need not first be offered to the holders of Common Stock, when so issued shares of Preferred Stock ($1 par) shall be considered fully paid and non-assessable.

2.    Common Stock. Subject to the prior and superior rights of the Preferred Stock ($1 par), such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared paid on the Common Stock from time to time out of any funds legally available therefor. In the exercise of its voting power the Common Stock shall be entitled to one vote for each share held.

After payment shall have been made in full to the holders of the Preferred Stock ($1 par) in the event of any liquidation, dissolution, or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

ARTICLE FIVE

The corporation shall not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

ARTICLE SIX

The post-office address of its registered office is 1929 Allen Parkway, Houston, Texas, 77019, and the name of its registered agent is James M. Shelger, at such address.

ARTICLE SEVEN

The number of Directors constituting the Board of Directors at the time of this Restatement is fourteen (14), and the names and addresses of the persons who are to serve as Directors until the next annual meeting of the shareholders or until their successors are otherwise elected and qualified are:

Name                                Address

Anthony L. Coelho                        1929 Allen Parkway
Houston, Texas 77019

Douglas M. Conway                        1929 Allen Parkway
Houston, Texas 77019

Jack Finkelstein                            1929 Allen Parkway
Houston, Texas 77019

A.J. Foyt, Jr.                             1929 Allen Parkway
Houston, Texas 77019

James J. Gavin, Jr.                         1929 Allen Parkway
Houston, Texas 77019

James H. Greer                            1929 Allen Parkway
Houston, Texas 77019

L. William Heiligbrodt                        1929 Allen Parkway
Houston, Texas 77019

B.D. Hunter                            1929 Allen Parkway
Houston, Texas 77019

John W. Mecom, Jr.                         1929 Allen Parkway
Houston, Texas 77019

Clifton H. Morris, Jr.                         1929 Allen Parkway
Houston, Texas 77019

E.H. Thornton, Jr.                         1929 Allen Parkway
Houston, Texas 77019

R.L. Waltrip                            1929 Allen Parkway
Houston, Texas 77019

W. Blair Waltrip                        1929 Allen Parkway
Houston, Texas 77019

Edward E. Williams                        1929 Allen Parkway
Houston, Texas 77019

ARTICLE EIGHT

The affirmative vote of the holders of four-fifths of the outstanding shares of the capital stock of the corporation entitled to vote shall be required (1) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation and (2) to authorize any sale, lease or exchange to or with the corporation (in exchange for its securities in a transaction for which stockholder approval is required by law or any agreement between the corporation and any national securities exchange) of any assets of, any other corporation, person or other entity, if (as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon) such other corporation, person or entity referred to in clause (1) or clause (2), above, is the beneficial owner, directly or indirectly, of more than 10% of any class of capital stock of the corporation. For the purposes hereof any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the corporation, (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of the corporation, or which is its “affiliate” or “associate” as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934.

ARTICLE NINE

The right of cumulative voting is hereby expressly prohibited.

ARTICLE TEN

The pre-emptive right of shareholders to acquire authorized but unissued shares, or to acquire Treasury shares, is expressly denied. No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation or by amendment thereof or out of the shares of the stock of the corporation acquired by it after the issuance thereof, nor shall any shareholder be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive from the corporation any shares of its capital stock; but all such additional issues of stock, rights and options, or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock, may be issued and disposed of by the Board of Directors to such persons, firms or corporations as in their absolute discretion may deem advisable. The acceptance of stock in the corporation shall be a waiver of any pre-emptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the corporation of any of them.

ARTICLE ELEVEN

Except as set forth below, bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon at any annual meeting, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment is contained in the notice of the meeting.

Notwithstanding the provisions of the preceding paragraph, the affirmative vote of the holders of at least four-fifths of the outstanding shares of capital stock of the corporation entitled to vote thereon at a meeting called for that purpose shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 1, Article II or Article VII of the corporation’s Bylaws.

ARTICLE TWELVE

Section 1.    Number and Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to restrictions imposed by law, by the articles of incorporation, or by the Bylaws, they may exercise all the powers of the corporation

(a)    Number. The Board of Directors shall consist of not less than nine (9) nor more than fifteen (15) Directors, as so determined from time to time by resolution of the Board of Directors. Within the above limits, the number of directors may be increased or decreased (provided that any decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors. Directors need not be shareholders nor residents of Texas.

(b)    Election and Terms. At the 1982 Annual Meeting of Shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1983 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1984 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1985 Annual Meeting of Shareholders (in each case, the term shall continue until the respective successors are elected and qualified). At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders and until their successors have been elected and qualified.

(c)    Vacancies and Increases of Directors. Any vacancy (other than by an increase in number) in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director so elected by the Board of Directors to fill a vacancy shall hold office for the unexpired term of the director whose place he has been elected to fill, even though that term may extend beyond the next annual meeting of shareholders. In case of any increase in the number of directors (within the above limits), the additional directors shall be elected at an annual meeting or at a special meeting of shareholders called for that purpose.

(d)    Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least four-fifths of all of the outstanding shares of capital stock of the corporation entitled to vote on election of directors at a meeting of shareholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least four-fifths of the entire Board of Directors, recommends removal of a director to the shareholders, such removal may be effected by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of shareholders called for that purpose.

(e)    Amendment or Repeal. The affirmative vote of the holders of at least four-fifths of the outstanding shares of capital stock of the corporation entitled to vote thereon at a meeting called for that purpose shall be required to amend or repeal, or to adopt any provision inconsistent with, Article Eleven, Article Twelve or Article Eight of the Restated Articles of Incorporation of the corporation.

ARTICLE THIRTEEN

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director.

DATED effective as of the 26th day of August, 1996.

SERVICE CORPORATION INTERNATIONAL

By:    /s/ James M. Shelger
James M. Shelger
Senior Vice President
General Counsel and Secretary